Exhibit 16.1

June 3, 2026

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Pineapple Financial Inc.

Commission File Number 001-41738

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Pineapple Financial Inc. in Item 4.01 of its Form 8-K dated June 3, 2026, captioned “Changes in Registrant’s Certifying Accountant”. We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Chartered Professional Accountants Licensed Public Accountants

MNP LLP
Suite 900, 50 Burnhamthorpe Road W, Mississauga ON, L5B 3C2	T: 416.626.6000 F: 416.626.8650

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